UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		000-22117	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8—Other Events

Item 8.01 Other Events.

On July 12, 2022, Silgan Holdings Inc., or Silgan, announced that it has concluded a settlement with the European Commission to end a long-running investigation of Silgan's metal packaging operations in Europe. This investigation was started in 2015 by the German antitrust authority and was transferred in 2018 to the European Commission. As part of the settlement, Silgan has agreed to pay a fine of €23,852,000 to put an end to the investigation, although Silgan does not fully concur with the facts and legal qualifications put forth by the European Commission. The European Commission has agreed to fully close its investigation and not proceed any further with respect to this matter.

As a result of this settlement, Silgan will record a charge in the second quarter of 2022 in the amount of the fine. Silgan will exclude this charge from its adjusted earnings per diluted share since it is a non-recurring, non-operational charge related to prior years. Silgan expects to pay the settlement amount during the fourth quarter of 2022.

For additional information regarding this announcement, refer to Exhibit 99.1 filed with this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 12, 2022 announcing settlement with European Commission.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: July 12, 2022

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